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            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
          (Dollars and Share Data in Thousands, except Per Share Data)
                                  (Unaudited)


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
                                                            As of and for the                        As of and for the
                                                            Three Months Ended                       Six Months Ended
                                                                  June 30,                                June 30,
                                                            ---------------------                  ---------------------
                                                             1996           1995                    1996           1995
                                                             ----           ----                    ----           ----
Weighted Average Shares Outstanding                         5,877          5,814                      5,846         5,814

Weighted Average Stock Options Outstanding                  1,818          1,602                      1,849         1,597
Assumed Shares Repurchased                                   (621)          (666)                      (631)         (682)
                                                            -----         ------                     ------       -------

Weighted Average Shares and Share
Equivalents Outstanding                                     7,074          6,750                      7,064         6,729
                                                            =====         ======                     ======       =======



Net Income                                                 $3,057         $2,412                     $5,772       $ 4,558
                                                           ======         ======                     ======       =======

Net Income per Share                                       $ 0.43         $ 0.36                     $ 0.82       $  0.68
                                                           ======         ======                     ======       =======
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